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                                                                  EXHIBIT 10.5

                              TELEDESIC CORPORATION

           TEAM MEMBER AGREEMENT AND PROPRIETARY INFORMATION AGREEMENT

This Agreement is made and entered into as of the ___ day of ________, by and between Teledesic Corporation a Washington corporation (the "Company") and ___________________ ("Team member"), an individual resident at
_______________________.

RECITAL

As part of its ongoing program of research and development, the Company desires to retain distinguished scientists and other qualified individuals to advise the Company with respect to its technology strategy and to assist it in the research, development and analysis of the Company's opportunities. In furtherance thereof, the Company and Team member desire to enter into this Agreement.

AGREEMENT

In consideration of the mutual covenants set forth below, the parties hereby agree as follows:

1.      ESTABLISHMENT OF CONFIDENTIAL RELATIONSHIP.

Team member recognizes that the Company is engaged in a continuous program of research and development respecting its present and future business activities. Team member understands that:

(a) As part of Team member's services performed for the Company, Team member will be involved in discussions that relate to the Company's technology and business strategy, and, in the course of performing services for the Company, may develop new ideas or inventions or make other contributions of value to the Company.

(b) This Agreement creates a relationship of trust and confidence between the Team member and the Company with respect to any information which is:

        (i) applicable to the business of the Company or any client or customer of the Company; and

        (ii) is made known to Team member by the Company or by any client or customer of the Company, or is learned by Team member while doing work for the


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Company.

(c) The Company possesses and will continue to possess information: (i) that has been created, discovered, developed, or otherwise become known to the Company (including without limitation information created, discovered, developed or made known by Team member arising out of Team member's relationship with the Company); or (ii) in which property rights have been assigned or otherwise conveyed to the Company by another entity, which information has commercial value in the business in which the Company is engaged and is treated by the Company as confidential. All such information is hereinafter referred to as "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes: (a) inventions, developments, designs, applications, improvements, trade secrets, formulae, know-how, methods or processes, discoveries, techniques and data (hereinafter collectively referred to as "Inventions"); and (b) plans for research, development, new products, marketing and selling, information regarding business plans, budgets and unpublished financial statements, licenses, prices and costs, information concerning suppliers and customers, and information regarding the skills and compensation of Team members of the Company.

Certain specific obligations of Team member arising out of Team member's confidential relationship with the Company are set forth in Sections 6,7,8 and 10 of this Agreement.

2.      RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE.

(a) All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights and other rights in connection with such proprietary Information.

(b) At all times, both during the term of this Agreement and after its termination, Team member will keep in confidence and trust all Proprietary Information and shall not use or disclose any Proprietary Information or anything related to such information without the written consent of the Company except as may be required in the ordinary course of performing services as a Team member to the Company.

3.      NONDISCLOSURE OF THIRD-PARTY INFORMATION.

Team member understands that the Company has received and in the future will receive from third parties information that is confidential or proprietary ("Third-Party Information") subject to a duty on the party of the Company to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of this Agreement and thereafter, Team member will hold Third-Party Information in the strictest confidence and will not disclose or use Third-Party Information except as permitted by the agreement between the Company and such third party, unless expressly authorized to act otherwise by an officer of the Company in


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writing.

4.      ASSIGNMENT OF PROPRIETARY RIGHTS.

Team member hereby assigns to the Company Team member's entire right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived of or reduced to practice similar statutes, made or conceived of or reduced to practice or learned by Team member, either alone or jointly with others, during the term of this Agreement in the course of or as a result of performing employment services hereunder. Team member agrees that all such inventions are the sole property of the Company. This paragraph 4 shall not apply to Inventions which do not relate to the present or planned business or research and development of the Company's laboratories or on the Company's premises and not using the Company's tools, devised, equipment or Proprietary Information. Team member understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an agreement to assign certain classes of inventions made by an individual acting as a Team member, this paragraph 8 shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes.

5.      ENFORCEMENT OF PROPRIETARY RIGHTS.

Team member further agrees to assist the Company in every proper way to obtain from time-to-time and to enforce United States and foreign patents, copyrights, and other rights and protections relating to Company Inventions in any and all countries. To that end, Team member will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, sustaining and enforcing such patents, copyrights and other rights and protections on Company Inventions. In addition, Team member agrees to execute, verify and deliver assignments of such patents, copyrights, and other rights and protections to the Company or its designee. Team member's obligation to assist the Company in obtaining and enforcing patents, copyrights, and other rights and protections relating to such company Inventions in any and all countries shall continue beyond the termination of this Agreement, but the Company shall compensate Team member at a reasonable rate after such termination for the time and related travel and business expenses actually spent by Team member at the Company's request on such assistance.

In the event the Company is unable, after reasonable effort, to secure Team member's signature on any document needed to apply for or prosecute any patent, copyright, or their right or protection relating to a Company Invention, Team member hereby irrevocably designates and appoints the Company and its duly authorized officers and

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agents as his agent and attorney in fact, to act for and on his behalf to execute, verify and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, and other rights and protections thereon with the same legal force and effects if executed by Team member.

6.      OBLIGATION TO KEEP COMPANY INFORMED.

(a) During the term of this Agreement, Team member shall promptly disclose to the Company, or any persons designated by it, fully and in writing and will hold in trust for the sole right and benefit of the company any and all Inventions, whether or not patentable or protectable by copyright, of which Team member becomes aware that are in the field of satellites and telecommunications (the "Field"), however, Team member shall not be obligated to disclose (i) information received by Team member from others under a contractual binder of confidentiality or (ii) information subject to an obligation of confidentiality under any applicable Employer guideline of policy referred to in paragraph 8 (c) below.

(b) In addition, after termination of this Agreement, Team member will disclose all patent applications filed by him within a year after such termination. At the time of each such disclosure, Team member will advise the Company in writing of any Inventions that Team member believes are not subject to the assignment provisions of Section 6 above; and Team member will at that time provide to the Company in writing all evidence necessary to substantiate that belief.

7.      PRIOR INVENTIONS.

Inventions, if any, patented or unpatented, which Team member made prior to the execution of this Agreement, are excluded from the scope of this Agreement. To preclude any possible uncertainty, Team member has set forth on Exhibit A, attached hereto, a complete list of all inventions in the Field that Team member has, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice, prior to the execution of this Agreement, that Team member considers to be his property and that Team member wishes to have excluded from the scope of this Agreement. If disclosure of any such Invention on Exhibit A would cause Team member to violate any prior confidentiality agreement, Team member understands that he is not to list such Inventions, in Exhibit A but is to inform the Company that all such Inventions have not been listed for that reason.

8.      NO CONFLICTING OBLIGATION.

(a) Team member represents that Team member's performance of services as a Team member to the Company does not and will not breach any agreement to keep in


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confidence any proprietary information of another entity acquired by Team member in confidence or in trust prior to the date of this Agreement.

(b) Team member has not entered into, and hereby agrees not to enter into, any agreement whether written or oral in conflict with this Agreement.

(c) The provisions of the Agreement are subject to the understanding that Team member is affiliated with the Employer and must fulfill certain obligations to the Employer pursuant to the guidelines or policies adopted by the Employer, copies of which guidelines or policies, if any, are attached hereto. If Team member is required to disclose any Inventions to the Employer pursuant to applicable guidelines or policies, he shall promptly notify the company of such obligation, specifying the nature of such disclosure and identifying the applicable guideline or policy under which disclosure is required, prior to making such disclosure.

(d) Team member agrees to submit to the Company any proposed publication which contains any discussion relating to the Company or work performed by Team member for the Company hereunder. It is understood that Team member may proceed with such publication unless, within 90 days of the receipt by the Company of such publication unless, Team member is notified by the Company that such publication contains Proprietary Information.

9.      NO IMPROPER USE OF MATERIALS.

Team member agrees not to bring to the Company or to use in the performance of services for the Company any materials or documents of a present or former employer of Team member, or any materials or documents obtained by Team member under a binder of confidentiality imposed by reason of another of Team member's consulting or employment relationship, unless such materials or documents are generally available to the public or Team member has authorization from such present or former employer or client for the possession and unrestricted use of such materials. Team member understands that Team member is not to breach any obligation of confidentiality that Team member has to present or former Team members or clients, and agrees to fulfill all such obligations during the term of this Agreement.

10.     TERM AND TERMINATION.

The term of this Agreement shall continue as long a Team member is employed by the Company. The obligations and liabilities of the Company and Team member may be terminated hereunder only as follows:

(a) Either party may terminate this Agreement in the event of a material breach by the

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other party of any of the covenants contained herein if such breach continues uncured for a period of thirty (30) days after written notice of such breach;
and

(b) The parties may mutually agree in writing to terminate this Agreement upon sixty (60) days written notice, unless the parties mutually agree to a shorter notice period.

11.     EFFECT OF TERMINATION.

Upon the expiration of this Agreement, each party shall be released from all obligations and liabilities to the other occurring or arising after the date of such termination, except that any termination of this Agreement shall not relieve Team member of Team member's obligations under paragraphs 2,3,4,5,6,7 and 8 hereof, nor shall any such termination relieve Team member or the Company from any liability arising from any breach of this Agreement. Upon termination of this Agreement for any reason whatsoever, Team member shall promptly surrender and deliver to the Company all documents, notes, laboratory notebooks, drawings, specifications, calculations, sequences, data and other materials of any nature pertaining to Team member's work with the Company, and any documents or data of any description (or any reproduction of any documents or data) containing or pertaining to any Proprietary Information. Team member agrees that in the event of such termination, Team member will cooperate with the Company in completing and signing the Company's termination statement for scientific Team members.

12.     ASSIGNMENTS.

The rights and liabilities of the parties hereto shall bind and inure to the benefit of their respective successors, heirs, executors and administrators, as the case may be; provided that, as the Company has specifically contracted for Team member's services, Team member may not assign or delegate Team member's obligations under this Agreement either in whole or in part without the prior written consent of the Company.

13.     LEGAL AND EQUITABLE REMEDIES.

Because Team member's services are personal and unique and because Team member may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

14.     GOVERNING LAW: SEVERABILITY.


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This Agreement shall be governed by and construed according to the laws of the
State of Washington. If any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable, that provision shall continue in full force and effect.

15.     COMPLETE UNDERSTANDING; MODIFICATION.

This Agreement, and all other documents mentioned herein, constitute the final, exclusive and complete understanding and agreement of the parties hereto as it pertains to confidentiality and supersedes all prior understandings and agreement. Any waiver, modification or amendment of any provision of this Agreement shall be effective only if in writing and signed by the parties hereto.

16.     NOTICES.

Any notices required or permitted hereunder shall be given to the appropriate party at the address specified in this Agreement or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or sent by certified or registered mail, three (3) days after the date of mailing.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TELEDESIC CORPORATION

The Broadband Center
1445 120th Avenue NE
Bellevue, WA 98005


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By, Title



TEAM MEMBER

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Address

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Signature


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Date